Supplemental Proxy Information
The Annual Meeting of the Stockholders of the Fund was held on June 15, 2000.
 The following is a
summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
 Abstained


1.  To elect the followingAndrew McNally IV   6,005,130       83,497
  0
                          Frederick O. Roberts6,002,833       85,794
 0
                          Harold J. Schaaff, J6,001,935       86,692
 0
                          Fergus Reid         6,001,531       87,096
 0
                          Graham E. Jones     6,004,342       84,285
 0
                          John D. Barrett II  6,001,513       87,114
 0
                          Samuel T. Reeves    6,003,086       85,541
 0
                          Gerard E. Jones     6,000,663       87,964
            0


The Annual Meeting of the Stockholders of the Fund was reconvened on
 August 1, 2000.
The following is a summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
     Abstained


2.  To ratify the selection of Ernst & Young L5,848,438       41,092
       13,828
     independent accountants of the Fund